SUB-ITEM 77M

At the close of business on December 2, 2011, the following transactions occurred:

1. MFS Massachusetts Investors Growth Stock Portfolio, a series of MFS Variable Insurance Trust II, acquired all of the investment-related assets and liabilities of the Capital Appreciation Variable Account in exchange for shares of MFS Massachusetts Investors Growth Stock Portfolio and the Capital Appreciation Variable Account was converted into a unit investment trust that invests in MFS Massachusetts Investors Growth Stock Portfolio;

2. MFS Global Governments Portfolio, a series of MFS Variable Insurance Trust II, acquired all of the investment-related assets and liabilities of the Global Governments Variable Account in exchange for shares of MFS Global Governments Portfolio and the Global Governments Variable Account was converted into a unit investment trust that invests in MFS Global Governments Portfolio;

3. MFS Government Securities Portfolio, a series of MFS Variable Insurance Trust II, acquired all of the investment-related assets and liabilities of the Government Securities Variable Account in exchange for shares of MFS Government Securities Portfolio and the Government Securities Variable Account was converted into a unit investment trust that invests in MFS Government Securities Portfolio;

4. MFS High Yield Portfolio, a series of MFS Variable Insurance Trust II, acquired all of the investment-related assets and liabilities of the High Yield Variable Account in exchange for shares of MFS High Yield Portfolio and the High Yield Variable Account was converted into a unit investment trust that invests in MFS High Yield Portfolio;

5. MFS Money Market Portfolio, a series of MFS Variable Insurance Trust II, acquired all of the investment-related assets and liabilities of the Money Market Variable Account in exchange for shares of MFS Money Market Portfolio and the Money Market Variable Account was converted into a unit investment trust that invests in MFS Money Market Portfolio; and

6. MFS Total Return Portfolio, a series of MFS Variable Insurance Trust II, acquired all of the investment-related assets and liabilities of the Total Return Variable Account in exchange for shares of MFS Total Return Portfolio and the Total Return Variable Account was converted into a unit investment trust that invests in MFS Total Return Portfolio.

The circumstances and details of these transactions are described in the Trust's Registration Statement on Form N-14 (File No. 333-176396), as filed with the Securities and Exchange Commission via EDGAR on August 19, 2011, under Rule 488
under the Securities Act of 1933.   Such descriptions are incorporated herein by
reference.